Exhibit 32.1

ROANOKE ELECTRIC STEEL CORPORATION

SECTION 906

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

The undersigned hereby certifies in his capacity as an officer of Roanoke Electric Steel Corporation (the “Company”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of the Company on Form 10-Q for the quarter ended July 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 7, 2005

/s/ Donald G. Smith
Donald G. Smith,
Chairman, Treasurer and
Chief Executive Officer
(Principal Executive Officer)